UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)
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Filed by a Party other than the Registrant	☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12.
FIRST AMERICAN INVESTMENT FUNDS, INC.
FIRST AMERICAN STRATEGY FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Subject line: Important proxy announcement for you and your clients
In the very near future, you and your First American Funds clients will be hearing about FAF Advisors’ upcoming transaction with Nuveen Asset Management, a wholly-owned subsidiary of Nuveen Investments, Inc. We’re extremely excited about this strategic partnership and believe it will create some great new opportunities for you and your clients.
How can you benefit?
Our goal is to provide you access to more experts and more expertise than ever before. Combining our strengths allows you to tap into portfolio managers you know and have depended on.Plus, you’ll have access to the insights of portfolio managers who lead specialized investment boutiques under the high-quality brands of HydePark, NWQ, Nuveen Asset Management, Santa Barbara, Symphony, Tradewinds and Winslow Capital. Upon completion of the transaction, the combined organization will have approximately $185 billion in assets under management.
What’s ahead?
In the upcoming days, your First American Fund clients will receive proxy statements for First American Investment Funds, Inc. (“FAIF”) and/or First American Strategy Funds, Inc. (“FASF”) proposing these plans. Each proxy statement contains a Q&A section that addresses questions you and your clients may have.
•	See FAIF proxy statement here
•	See FASF proxy statement here
In the months and years ahead, you’ll hear from us as Nuveen. If you have questions or concerns, we’d be happy to talk with you personally and share details.
Your First American Funds Regional Sales Team
For Investment Professional Use Only – This material is not for inspection by, distribution to, or quotation to the general public.
FirstAmericanFunds.com | 800.814.3406, option 3
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Investors should carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. The prospectus and, if available, the summary prospectus contain this and other information; call 800.677.3863 or visit FirstAmericanFunds.com for a copy. Please read carefully before investing.
Mutual fund investing involves risk; principal loss is possible.
FAF Advisors, Inc., serves as investment advisor to First American Funds. First American Funds are distributed by Quasar Distributors, LLC, an affiliate of the investment advisor. First American Funds and Quasar are not affiliated with Nuveen. This material should not be interpreted as an offer of the mutual funds mentioned.
NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE
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